Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

REAL REMAX GROUP INC.

Article I

Offices

The registered office of Real REMAX Group Inc., a Delaware corporation (the “Corporation”), shall be located in the State of Delaware and shall be at such address as shall be set forth in the Corporation’s certificate of incorporation as then in effect (the “Certificate”). The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time designate or the business of the Corporation may require.

Article II

Meetings of Stockholders

SECTION 2.1Annual Meetings. The annual meeting of the stockholders of the Corporation (the “stockholders”) shall be held on such date and at such time and in such place, either within or without the State of Delaware, as shall from time to time be designated by the Board. The Board may, in its sole discretion, determine that the annual meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication. At the annual meeting, stockholders shall elect directors to succeed those whose terms expire at such annual meeting and transact such other business as properly may be brought before the annual meeting pursuant to Section 2.6. Any previously scheduled annual meeting of the stockholders may be postponed, rescheduled or cancelled by action of the Board taken prior to the time previously scheduled for such annual meeting of the stockholders.

SECTION 2.2Special Meetings.

(a)Except as otherwise required by law or the Certificate, and subject to the rights of holders of any outstanding series of preferred stock, special meetings of the stockholders for any proper purpose or purposes may be called at any time by (i) the Chairman of the Board or the Lead Director of the Board, if any (the “Lead Director”) or (ii) a majority of the Whole Board (as defined below), and, subject to the provisions of this Section 2.2, shall be called by the Secretary (as defined below) upon delivery of the written request (a “Stockholder Requested

Special Meeting”) of one or more stockholders of record of the Corporation that together hold for their own account or on behalf of others, beneficial ownership of at least a 25% “net long position” of the outstanding shares of the Corporation’s common stock (the “Requisite Percent”) for at least thirty (30) days as of the Delivery Date (as defined below). Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board. The Board may, in its sole discretion, determine that a special meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting; provided, that the Board shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted pursuant to the Corporation’s notice of meeting for any Stockholder Requested Special Meeting. Any previously scheduled special meeting of the stockholders called by the Board may be postponed, rescheduled or cancelled by action of the Board taken prior to the time previously scheduled for such special meeting of the stockholders.

For purposes of determining the Requisite Percent, “net long position” shall be determined with respect to each requesting stockholder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, that (x) for purposes of such definition, (1) “the date that a tender offer is first publicly announced or otherwise made known by the bidder to the stockholders of the security to be acquired” shall be the date of the relevant Special Meeting Request (as defined below), (2) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the NASDAQ (or such other securities exchange designated by the Board if the Corporation’s common stock is not listed for trading on the NASDAQ) on such date (or, if such date is not a trading day, the next succeeding trading day), (3) the “person whose securities are the subject of the offer” shall refer to the Corporation, and (4) a “subject security” shall refer to the outstanding common stock of the Corporation; and (y) the “net long position” of such stockholder shall be reduced by the number of shares of common stock of the Corporation as to which the Board determines that such stockholder does not, or will not, have the right to vote or direct the vote at the special meeting or as to which the Board determines that such stockholder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

Whether the requesting stockholders have complied with the requirements of this Section 2.2 shall be determined in good faith by the Board.

(b)In order for a Stockholder Requested Special Meeting to be called, one or more written requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) must be signed by the Requisite Percent of stockholders submitting such request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made and must be delivered to the Secretary of the Corporation (the “Secretary”). The Special Meeting Request(s) shall be delivered to the Secretary at the principal executive offices of the Corporation. Each Special Meeting Request shall (i) set forth a statement of the specific purpose(s) of the meeting and the matters proposed to be acted upon at such meeting, (ii) bear the date of signature of each such stockholder signing the Special Meeting Request, (iii) set forth (1) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request and the beneficial owners, if any, on whose behalf such request is made, and (2) the class, if applicable, and the number of shares of the Corporation’s common stock that are owned of record and beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by each such stockholder and the beneficial owners, if any, on whose behalf such request is made, (iv) include documentary evidence that the stockholders requesting the special meeting own the Requisite Percent as of the date that the Special Meeting Request is delivered to the Secretary in accordance with this Section (the “Delivery Date”); provided, that if the stockholders of record submitting the Special Meeting Request are not the beneficial owners of the shares constituting all or part of the Requisite Percent, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the Delivery Date) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own such shares as of the Delivery Date, (v) an agreement by each of the stockholders requesting the special meeting and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, to notify the Corporation promptly in the event of any decrease in the “net long position” held by such stockholder or beneficial owner following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgment that any such decrease shall be deemed to be a revocation of such Special Meeting Request by such stockholder or beneficial owner to the extent of such reduction, (vi) contain all of the information required by (A) Section 2.6(c) if the purpose of the Special Meeting Request relates to any business other than nominations for election of directors and (B) Section 3.3 if the purpose of the Special Meeting Request relates to nominations for election of directors, including, in each case, with respect to each requesting stockholder. The Corporation will provide the requesting stockholders with notice of the record date for the determination of stockholders entitled to vote at the special meeting. Each requesting stockholder is required to update the notice delivered pursuant to this Section 2.2(b) not later than ten (10) business days after such record date to provide any material changes in the foregoing information as of such record date and, with respect to the information required under clause (iv) above, also as of a date not more than five (5) business days before the scheduled date of the Stockholder Requested Special Meeting. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time prior to the special meeting by written revocation delivered to the Secretary at the principal executive offices of the Corporation. If at any time after such revocation (whether by specific written revocation by the stockholder or pursuant to clause (v) of this Section 2.2(b)) there are unrevoked valid Special Meeting Requests representing in the aggregate less than the Requisite Percent, then the requesting stockholder(s) or beneficial owner(s) shall be deemed to have withdrawn such request (in connection with which the Board may cancel the meeting).

In determining whether a special meeting of stockholders has been requested by stockholders holding in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board), and (ii) such Special Meeting Requests have been delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request.

(c)Except as provided in the next sentence, any special meeting of the stockholders shall be held on such date and at such time, as the Board shall fix; provided, however,

that the date of any such Stockholder Requested Special Meeting shall be not more than ninety (90) days after the Delivery Date. Notwithstanding the foregoing, the Board may in good faith postpone or reschedule any such meeting without the approval of stockholders. Notwithstanding the foregoing, the Secretary shall not be required to call a special meeting of stockholders (including a Stockholder Requested Special Meeting) if (i) an annual meeting of stockholders, or a special meeting of stockholders, is called at which a Similar Item (as defined below) is to be presented pursuant to the notice of such meeting, in either case to be held not later than sixty (60) days after the Delivery Date; (ii) the Delivery Date is during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the earlier of (1) the date of the next annual meeting and (2) thirty (30) days after the first anniversary of the date of the immediately preceding annual meeting; or (iii) the Special Meeting Request(s) (1) contain an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”) to an item that was presented at any meeting of stockholders held not more than one hundred and twenty (120) days before the Delivery Date (and for purposes of this clause (c), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); (2) relate to an item of business that is not a proper subject for action by the stockholders under applicable law and this Section 2.2; (3) were made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law; or (4) do not comply with the provisions of this Section 2.2. For purposes of this Section 2.2(c), an annual meeting shall be deemed to have been held on May 29, 2026.

(d)Notwithstanding the foregoing provisions of this Section 2.2, if none of the stockholders who submitted a Special Meeting Request appears at or sends a qualified representative (as defined below) to the Stockholder Requested Special Meeting to present the matters submitted by such stockholders for consideration and that were specified in the Special Meeting Request, the Corporation need not present such matters for a vote at such meeting. Notwithstanding any other provision of these By-Laws, in the case of a Stockholder Requested Special Meeting, no stockholder may nominate a person for election to the Board or propose any other business to be considered thereat, except pursuant to a Special Meeting Request delivered in accordance with the applicable requirements of this Section.

SECTION 2.3Notice of Meetings. Except as otherwise provided by law, notice, including by electronic transmission in the manner provided by the General Corporation Law of the State of Delaware (the “DGCL”), of each stockholder’s meeting, whether annual or special, shall be given by the Corporation, at least ten (10) days but not more than sixty (60) days before the day of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, the date and the hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is to be called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these By-laws. Notice of any adjourned meeting need not be given if the time and place, if any, to which it is adjourned are announced at the meeting, unless the adjournment is for more than thirty (30) days or, after adjournment, a new record date is fixed for the adjourned meeting.

SECTION 2.4Quorum. The holders of a majority in voting power of the outstanding capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of all business at all meetings of the stockholders, except as otherwise provided by law, by the Certificate or these By-laws; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority in voting power of the shares of any such class or series of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum of such class or series. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

SECTION 2.5Adjournments. The chairman of the meeting or the holders of capital stock of the Corporation, acting by the affirmative vote of a majority of the voting power present in person or represented by proxy and entitled to vote thereon, even if such holders do not constitute a quorum, may adjourn such meeting to another time or place. When a meeting is adjourned to another time or place (including, without limitation, an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.3. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

SECTION 2.6Order of Business.

(a)At each meeting of the stockholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer or, in the absence of the Chairman of the Board and the Chief Executive Officer, such person as shall be selected by the Board, shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

(b)At any annual meeting of the stockholders, only such business (other than nominations for election of directors, which are governed by Section 3.3) shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been brought before the annual meeting (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (iii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 2.6, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.6 (such business, “Stockholder Business”). This Section 2.6 is the exclusive means by which a stockholder may bring such business before a meeting of stockholders.

(c)For business (other than nominations for election of directors, which are governed by Section 3.3) properly to be brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof (a “Notice of Business”) in proper written form to the Secretary. To be timely, a Notice of Business must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, a Notice of Business to be timely must be so delivered or received not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; provided, further, that for the purpose of calculating the timeliness of a Notice of Business for the 2027 annual meeting of stockholders, the date of the immediately preceding annual meeting shall be deemed to be May 29, 2026. In no event shall the public announcement of an adjournment or postponement, or an adjournment or postponement, of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, the Notice of Business must set forth:

(i)the name and address of each stockholder proposing to bring business before the annual meeting (each, a “Proponent”), as they appear on the Corporation’s books;

(ii)the name and address of each Stockholder Associated Person (as defined below);

(iii)as to each Proponent and each Stockholder Associated Person, (A) the class or series and number of shares of stock directly or indirectly held of record and beneficially by such Proponent and Stockholder Associated Person, the date(s) on which such shares were acquired and the investment intent of such acquisition(s) and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any company securities of any such person (whether or not such person maintains a “net long” position), (B) a description of any agreement, arrangement or understanding, direct or indirect, with respect to the business to be brought before the annual meeting, between or among any Proponent and any Stockholder Associated Person, or between or among any Proponent and/or Stockholder Associated Person, on the one hand, and any other person or entity on the other hand, (C)

a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly by, or on behalf of, any Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, any Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (D) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which any Proponent or any Stockholder Associated Person has a right to vote any shares of stock of the Corporation and (E) any profit-sharing or any performance-related fees (other than an asset-based fee) that any Proponent or any Stockholder Associated Person is entitled to, based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any. The information specified in Section 2.6(c)(i) to (iii) of this Article II is referred to herein as “Stockholder Information”;

(iv)a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the annual meeting and a Proponent (or a qualified representative thereof) intends to appear in person or by proxy at the annual meeting to propose such proposed business;

(v)a brief description of the business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting;

(vi)any material interest of any Proponent and any Stockholder Associated Person in such proposed business;

(vii)a representation as to whether the Proponent(s) intend (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (B) otherwise to solicit proxies from stockholders in support of such Stockholder Business;

(viii) all other information that would be required to be filed with the U.S. Securities and Exchange Commission (“SEC”) if the Proponent(s) or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act (or any successor of such Section); and

(ix)a representation that each Proponent shall provide any other information reasonably requested by the Corporation.

(d)In addition, each Proponent shall affirm as true and correct the information provided to the Corporation in the Notice of Business or at the Corporation’s request pursuant to Section 2.6(c)(ix) of this Article II (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting and (ii) the date that is ten (10) business days prior to the announced date of the annual meeting to which the Notice of Business relates. Such affirmation, update and/or supplement must be delivered to the principal executive offices of the Corporation, addressed to the Secretary, by no later than five business days after the applicable date specified in clause (i) and (ii) of the foregoing sentence.

(e)The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.6, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f)If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of stockholders to present the Stockholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. A “qualified representative” of the Proponent or any stockholder means a person who is a duly authorized officer, manager or partner of such stockholder or has been authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy with respect to the specific matter to be considered at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction (to the reasonable satisfaction of the chairman of the meeting) of the writing or electronic transmission, at the meeting of stockholders prior to the taking of action by such person on behalf of the stockholder.

(g)“Stockholder Associated Person” means with respect to any Proponent or Nominating Stockholder, (i) any other beneficial owner of stock of the Corporation owned of record or beneficially by such Proponent or Nominating Stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, is under common control with such Proponent or Nominating Stockholder.

(h)“Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

(i)The notice requirements of this Section 2.6 shall be deemed satisfied with respect to stockholder proposals that have been properly brought under Rule 14a-8 of the Exchange Act (or any such successor rule) and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Further, nothing in this Section 2.6 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate.

SECTION 2.7List of Stockholders. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting in accordance with Section 219 of the DGCL.

SECTION 2.8Voting.

(a)Except as otherwise provided by law or by the Certificate, each stockholder of record of any series of preferred stock shall be entitled at each meeting of the stockholders to such number of votes, if any, for each share of such stock as may be fixed in the Certificate (including any relevant Certificate of Designation) or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of the stockholders to one vote for each share of such stock, in each case, registered in such stockholder’s name on the books of the Corporation:

(b)Each stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

(c)Except as otherwise required by law and except as otherwise provided in the Certificate, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of the stockholders, all corporate actions to be taken by the affirmative vote of the stockholders shall be authorized by holders of a majority in voting power of the shares of capital stock of the Corporation entitled to vote thereon and who are present in person or represented by proxy, and where a separate vote by class or series is required, by holders of a majority in voting power of the shares of such class or series who are entitled to vote thereon and are present in person or represented by proxy shall be the act of such class or series.

(d)Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including, without limitation, the election of directors, need not be by written ballot.

SECTION 2.9Inspectors. The chairman of the meeting shall appoint one or more inspectors to act at any meeting of the stockholders. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.

SECTION 2.10Public Announcements. For the purpose of Section 2.6 of this Article II and Section 3.2(d), “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones Newswire, Business Wire, Reuters Information Service or any similar or successor news wire service or (ii) in a communication distributed generally to stockholders and in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

SECTION 2.11Action Without Meeting. Unless otherwise provided in the Certificate, the stockholders may not act by written consent.

SECTION 2.12Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than (1) a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL or (2) as expressly permitted herein) to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.

Article III

Board of Directors

SECTION 3.1General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation (or grant authority to exercise such powers) and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

SECTION 3.2Number, Qualification and Election.

(a)The number of directors constituting the Whole Board shall be determined in accordance with the Certificate. The term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships. The terms of office of directors shall be governed by the Certificate.

(b)Directors need not be stockholders of the Corporation.

(c)In any uncontested election of directors, each person receiving a majority of the votes cast shall be deemed elected. For purposes of this paragraph, a “majority of the votes cast” shall mean that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). In any contested election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected. A contested election is one in which, as of the date that is fourteen (14) calendar days in advance of the date the Corporation files its definitive proxy statement with the SEC (regardless of whether or not it is thereafter revised or supplemented), the number of nominees exceeds the number of directors to be elected. An uncontested election is any election that is not a contested election.

SECTION 3.3Notification of Nominations.

(a)Subject to the rights of the holders of any outstanding series of preferred stock, nominations for the election of directors may be made at any annual meeting or at any special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting by the Board or by any stockholder pursuant to this Section 3.3 who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section

3.3 and who is entitled to vote for the election of directors. The provisions of this Section 3.3 are the exclusive means by which a stockholder may nominate a person for election to the Board. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice (a “Notice of Nomination”) of such stockholder’s intent to make such nomination is given in proper written form to the Secretary. To be timely, a Notice of Nomination must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of the stockholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting as first specified in the Corporation’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days earlier or more than sixty (60) days later than such anniversary date, a Notice of Nomination to be timely must be so delivered or received not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made; provided, further, that for the purpose of calculating the timeliness of stockholder notices for the 2027 annual meeting of stockholders, the date of the immediately preceding annual meeting shall be deemed to be May 29, 2026 and (ii) with respect to an election to be held at a special meeting of the stockholders for the election of directors, not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment or postponement, or an adjournment or postponement, of a meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, the Notice of Nomination shall set forth:

(i)the Stockholder Information with respect to each stockholder nominating persons for election to the Board (each, a “Nominating Stockholder”) and each Stockholder Associated Person;

(ii)a representation that each Nominating Stockholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(iii)all information regarding each Nominating Stockholder, each nominee (each, a “Stockholder Nominee”) and each Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act;

(iv)(A) each Stockholder Nominee’s written consent to being named in any proxy materials as a nominee and to serving as a director if elected; (B) a completed and duly executed written questionnaire completed and signed by each Stockholder Nominee with respect to the background, qualifications and independence of such Stockholder Nominee (in the form provided by the Secretary upon written request); (C) a completed and duly executed written questionnaire with respect to the background and qualification with respect to such Nominating Stockholder and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (in the form provided by the Secretary upon written request); and (D) each Stockholder Nominee’s written representation and agreement (in the form provided by the Secretary upon written request), (i) that if elected as a director of the Corporation, such person will submit an irrevocable resignation effective upon such person’s failure to receive a majority of the votes cast in an uncontested election, (ii) that such person currently intends to serve as a director for the full term for which such person is standing for election, (iii) that such person is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (iv) that such person is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (v) that such person in his or her individual capacity (and on behalf of any person or entity on whose behalf the nomination is being made), would be in compliance with, if elected as a director of the Corporation, and will comply with, for so long such person is a director, all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, and any other Corporation policies and guidelines applicable to Corporation directors;

(v)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Stockholder Nominee, Nominating Stockholder or Stockholder Associated Person, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K (or any such successor rule) if such Stockholder Nominee, Nominating Stockholder or Stockholder Associated Person, were the “registrant” for purposes of such rule and the Stockholder Nominee were a director or executive of such registrant;

(vi)a duly executed representation as to whether the Nominating Stockholder(s) intend (A) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (B) otherwise to solicit proxies from stockholders in support of such nomination;

(vii)all other information that would be required to be filed with the SEC if the Nominating Stockholder(s) and Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act (or any such successor section); and

(viii) a duly executed representation that each Nominating Stockholder shall provide any other information reasonably requested by the Corporation.

(b)In addition, each Nominating Stockholder shall affirm as true and correct the information provided to the Corporation in the Notice of Nomination or, at the Corporation’s request, such information provided pursuant to Section 3.3(a)(viii) of this Article III (and shall update or supplement such information as needed so that such information shall be true and correct) as of (i) the record date for the meeting and (ii) the date that is ten (10) business days prior to the announced date of the meeting to which the Notice of Nomination relates. Such affirmation, update and/or supplement must be delivered to the principal executive offices of the Corporation, addressed to the Secretary, by no later than five (5) business days after the applicable date specified in clause (i) and (ii) of the foregoing sentence. A Nominating Stockholder who intends to solicit proxies in support of director nominees other than the Corporation’s director nominees and who has delivered a Notice of Nomination pursuant to this Section 3.3 shall promptly certify to the Corporation, and notify the Corporation in writing, that such Nominating Stockholder has complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and upon request of the Corporation, shall, not later than five (5) business days prior to the date of the applicable meeting of stockholders, deliver to the Corporation reasonable evidence of such compliance.

(c)The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting, that the nomination was not made in accordance with the procedures set forth in this Section 3.3, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Unless otherwise required by law, if any Nominating Stockholder (i) provides notice pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently (A) notifies the Corporation that such Nominating Stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, (B) fails to comply with the requirements of Rule 14a-19, or (C) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, then such Nominating Stockholder’s nominations shall be deemed null and void and the corporation shall disregard any proxies or votes solicited for any nominee proposed by such Nominating Stockholder.

(d)If the Nominating Stockholder (or a qualified representative of the stockholder) does not appear at the applicable stockholder meeting to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e)Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of any series of Preferred Stock of the Corporation pursuant to any applicable provision of the Certificate (including any Certificate of Designation).

(f)Notwithstanding anything in paragraph (a) of this Section 3.3 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of the stockholders is increased and there is no public announcement specifying the size of the increased Board made by the Corporation at least ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 3.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

SECTION 3.4Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these By-laws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place, if any, whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 3.5Place of Meeting. Subject to Sections 3.6 and 3.7 of this Article III, the Board may hold its meetings at such place or places, if any, either within or outside of the State of Delaware, as the Board may from time to time determine, or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 3.6Regular Meetings. Regular meetings of the Board shall be held at such times as the Board shall from time to time determine, at such locations as the Board may determine. No fewer than four meetings of the Board shall be held per year.

SECTION 3.7Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board or the Lead Director, the Chief Executive Officer or by a majority of the non-employee directors, and shall be held at such place, if any, on such date and at such time as he, she or they, as applicable, shall fix.

SECTION 3.8Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least forty-eight (48) hours before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or shall be given personally or by telephone, not later than twenty-four (24) hours before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Unless otherwise required by these By-laws, every such notice shall state the time and place, if any, but need not state the purpose of the meeting.

SECTION 3.9Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

SECTION 3.10Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.11Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and, if required by law, the writing or writings are filed with the minutes or proceedings of the Board or of such committee.

SECTION 3.12Chairman. The Board shall annually select one of its members to be Chairman and shall fill any vacancy in the position of Chairman at such time and in such manner as the Board shall determine.

SECTION 3.13Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.14Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock-based compensation) for attendance at meetings of the Board or of committees of the Board, or both, and for acting as a chair of a committee of the Board, and/or any other compensation in each case as the Board or a committee thereof shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 3.14 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Article IV

Committees of the Board of Directors

SECTION 4.1Committees of the Board. The Board shall designate such committees as may be required by the listing standards of the principal United States exchange upon which the shares of the Corporation are listed and may from time to time designate other committees of the Board (including, without limitation, an executive committee), with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.

SECTION 4.2Conduct of Business. Any committee, to the extent allowed by law and provided in the resolution establishing such committee or the charter of such committee, shall have and may exercise all the duly delegated powers and authority of the Board in the management of the business and affairs of the Corporation. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, any such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, regular and special meetings and other actions of any such committee shall be governed by the provisions of Article III applicable to meetings and actions of the Board.

Article V

Officers

SECTION 5.1Number; Term of Office. The officers of the Corporation shall be elected by the Board (or its designee) and may consist of: a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer and one or more Vice Presidents (including, without limitation, Senior Vice Presidents) and a Treasurer, Controller and Secretary and such other officers and agents with such titles and such duties as the Board or other superior officer upon whom such power has been conferred by the Board may from time to time determine, each to have such authority, functions or duties as in these By-laws provided or as the Board or such superior officer may from time to time determine, and each to hold office for such term as may be prescribed by the Board or such superior officer and until such person’s successor shall have been chosen and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate or these By-laws to be executed, acknowledged or verified by two or more officers. The Board may require any officer or agent to give security for the faithful performance of such person’s duties.

SECTION 5.2Removal. Subject to Section 5.13 of this Article V, any officer may be removed, either with or without cause, by the Board at any meeting thereof called for the purpose, by the Chief Executive Officer, or by any other superior officer upon whom such power may be conferred by the Board.

SECTION 5.3Resignation. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.4Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board, and shall report directly to the Board.

SECTION 5.5President. The President shall perform such senior duties as he or she may agree with the Chief Executive Officer (if the position is held by an individual other than the Chief Executive Officer) or as the Board shall from time to time determine.

SECTION 5.6Chief Operating Officer. The Chief Operating Officer shall perform such senior duties in connection with the operations of the Corporation as he or she may agree with the Chief Executive Officer or as the Board shall from time to time determine. The Chief

Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation.

SECTION 5.7Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 5.8Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his or her superior officer or the Board. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board or its designee.

SECTION 5.9Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board may from time to time determine.

SECTION 5.10Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board may from time to time determine.

SECTION 5.11Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and when deemed necessary shall affix the seal or cause it to be affixed to all certificates of stock, if any, of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he or she may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 5.12Assistant Treasurers, Assistant Controllers and Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board or by the Treasurer, Controller or Secretary, respectively, or by the Chief Executive Officer. An Assistant Treasurer, Assistant Controller or Assistant Secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

SECTION 5.13Additional Matters. The Chief Executive Officer, the President, the Chief Operating Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer, Assistant Controller or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board or appointed by any duly elected officer or assistant officer authorized by the Board to appoint such person.

Article VI

Indemnification

SECTION 6.1Right to Indemnification. The Corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) or in any other capacity while serving as a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof), against all expenses, liabilities and losses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, board observer, fiduciary or member of the management board (or foreign equivalent thereof) of the Corporation or a Covered Entity, as applicable; provided, however, that, except as provided in Section 6.4(d) of this Article VI with respect to an adjudication of entitlement to indemnification, the Corporation shall indemnify and hold harmless any such Indemnitee in connection with a Proceeding initiated by such Indemnitee only if such Proceeding was authorized by the Board. Any person entitled to indemnification as provided in this Section 6.1 is hereinafter called an “Indemnitee”. Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of the DGCL or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader rights to payment of expenses than such law permitted the Corporation to provide prior to such amendment), and the other provisions of this Article VI; provided that payment of expenses incurred by a person other than a director or officer of the Corporation prior to the conclusion of any Proceeding shall be made, unless otherwise determined by the Board, only upon delivery to the Corporation of an undertaking by or on behalf of such person to the same effect as any undertaking required to be delivered to the Corporation by any director or officer of the Corporation pursuant to the DGCL or other applicable law.

SECTION 6.2Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, liabilities or losses as specified in Section 6.1 of this Article VI or incurred by any such Indemnitee in connection with any Proceeding referred to in Section 6.1 of this Article VI, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any Indemnitee in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article VI.

SECTION 6.3Indemnification Not Exclusive Right. The right of indemnification provided in this Article VI shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article VI shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article VI and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption.

SECTION 6.4Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article VI:

(a)Advancement of Expenses. All reasonable expenses (including, without limitation, attorneys’ fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law or the provisions of this Article VI at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article VI.

(b)Procedure for Determination of Entitlement to Indemnification.

(i)To obtain indemnification under this Article VI, an Indemnitee shall submit to the Secretary a written request including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(ii)The Indemnitee’s entitlement to indemnification under this Article VI shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined in Section 6.4(e) of this Article VI), whether or not they constitute a quorum of the Board, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined in Section 6.4(e) of this Article VI) if there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation; or (D) as provided in Section 6.4(c) of this Article VI.

(iii)In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6.4(b)(ii) of this Article VI, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object.

(c)Presumptions and Effect of Certain Proceedings. If the person or persons empowered under Section 6.4(b) of this Article VI to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor, together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 6.1 of this Article VI, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.

(d)Remedies of Indemnitee.

(i)In the event that a determination is made pursuant to Section 6.4(b) of this Article VI that the Indemnitee is not entitled to indemnification under this Article VI, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association and (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination.

(ii)If a determination shall have been made or deemed to have been made, pursuant to Section 6.4(b) or (c) of this Article VI, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within forty-five (45) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (X) advancement of expenses is not timely made pursuant to Section 6.4(a) of this Article VI or (Y) payment of indemnification is not made within forty-five (45) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 6.4(b) or (c) of this Article VI, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in sub-clause (A) or (B) of this clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iii)The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.4(d) that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VI.

(iv)In the event that the Indemnitee, pursuant to this Section 6.4(d), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article VI, or in the event of a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication, arbitration or suit. If it shall be determined in such judicial adjudication, arbitration or suit that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication, arbitration or action shall be prorated accordingly.

(e)Definitions. For purposes of this Article VI:

(i)“Disinterested Director” means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(ii)“Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article VI. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article VI.

SECTION 6.5Indemnification of Other Persons. Notwithstanding any other provision or provisions of this Article VI, the Corporation, to the fullest extent of the provisions of this Article VI with respect to the indemnification of Indemnitees, may indemnify any person who is not an Indemnitee to whom the Corporation is permitted by the DGCL and other applicable law to provide indemnification (an “Other Indemnitee”), whether pursuant to, or provided by, the DGCL or other rights created by (i) resolution of stockholders, (ii) resolution of the Board, or (iii) a written agreement providing for such indemnification, it being expressly intended that these By-laws authorize the creation of such rights in any such manner. The Corporation may also advance expenses incurred by such Other Indemnitee in connection with any such Proceeding, consistent with the provisions of this Article VI with respect to the advancement of expenses of Indemnitees of the Corporation. The Corporation may also maintain insurance for the benefit of Other Indemnitees, consistent with the provisions of Section 6.2 with respect to insurance for the benefit of Indemnitees.

Article VII

Capital Stock

SECTION 7.1Certificates for Shares and Uncertificated Shares.

(a)The shares of stock of the Corporation shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or shall be represented by certificates, or a combination of both. To the extent that shares are represented by certificates, such certificates whenever authorized by the Board shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice in accordance with Section 151(f) of the DGCL.

(b)The stock ledger and blank share certificates, if any, shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

SECTION 7.2Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 7.3Registered Stockholders and Addresses of Stockholders.

(a)The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

(b)Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.

SECTION 7.4Lost, Destroyed and Mutilated Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

SECTION 7.5Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class and series of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

SECTION 7.6Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with this Section at the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date in accordance with Section 213 of the DGCL.

SECTION 7.7Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Article VIII

Seal

The corporate seal shall be in such form as approved by the Board and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Article IX

Fiscal Year

The fiscal year of the Corporation shall be as fixed by the Board from time to time. If the Board makes no determination to the contrary, the fiscal year of the Corporation shall commence on the first day of January and end on the 31st day of December in each year.

Article X

Waiver of Notice

Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

Article XI

Amendments

Unless otherwise provided in the Certificate, these By-laws may be adopted, amended, altered or repealed by the stockholders or by the Board by either the affirmative vote of the holders of shares representing at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled generally to vote in the election of directors of the Corporation, voting as a single class, or by the affirmative vote of a majority of the Whole Board, respectively.

Article XII

Miscellaneous

SECTION 12.1Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate, if any, may be declared by the Board at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 12.2Execution of Documents. The Board or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, indentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including, without limitation, authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

SECTION 12.3Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any committee thereof or any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee or in these By-laws shall select.

SECTION 12.4Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these By-laws.

SECTION 12.5Proxies in Respect of Stock or Other Securities of Other Entities. The Board or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

SECTION 12.6Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable laws.

SECTION 12.7Severability. If any provision or provisions of these By-laws shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of these By-laws (including, without limitation, all portions of any paragraph of these By-laws containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of these By-laws (including, without limitation, all portions of any paragraph of these By-laws containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.